Exhibit 99.2

InspireMD Announces Positive Results from CGuard™ CARENET Trial with
0% MACE reported at 30 Days

- - -

Achieved Primary 30 Day Endpoint

Patients in CARENET Trial had significantly lower incidence of new ischemic lesions compared to historical control groups of non-mesh covered carotid stents

BOSTON, MA – September 16, 2014 — InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection systems (“EPS”), today announced positive results from the CARENET (CARotid Embolic protection study using microNET) Trial for its CGuardTM EPS. This trial demonstrates that the MicroNetTM covered CGuard may offer important clinical benefits for patients undergoing carotid artery stenting (CAS).

CARENET was a multi-specialty trial that assessed the peri-procedural safety and efficacy of CGuard systems in the treatment of carotid lesions. The CARENET trial recruited a total of 30 patients and achieved its primary endpoint with 0% MACE (meaning no death, stroke or myocardial infarction) at 30 days. Additionally, compared to published historical control groups of non-mesh covered carotid stents, the incidence of new ischemic lesions as assessed by Diffusion Weighted Magnetic Resonance Imaging (DW-MRI) after carotid artery stenting was reduced by almost 50%. The CARENET trial also reported an average lesion volume per patient that was 10 times smaller than these historical control groups. The reduction in both the number of new ischemic lesions and the volume of those lesions indicates therapeutic benefits of the MicroNet technology in this patient cohort.

“The very positive data from the CARENET trial indicates that the CGuard EPS, with InspireMD’s proprietary MicroNet technology, may provide patients an improved treatment for carotid artery disease,” stated Alan Milinazzo, President and Chief Executive Officer of InspireMD. “Given the positive results from the trial, we plan to immediately initiate a limited market release of the CGuard in Europe through our direct sales organization in anticipation of a full market release in early 2015.”

“This CARENET study shows that the CGuard reduces the incidence, as well as the total volume of ischemic lesions,” stated Professor Joachim Schofer, MD, a Principal Investigator for the CARENET study, from the Hamburg University Cardiovascular Center, in Hamburg, Germany. “The results from this study seem to confirm that the small pore size of the MicroNet technology allows excellent blood flow while trapping potentially harmful plaque debris and thrombus. The DW-MRI follow up data confirmed that the MicroNet covered CGuard offers unique benefits for patients undergoing a CAS procedure.”

Professor Piotr Musialek, Co- Principal Investigator for the CARENET study, from Jagiellonian University Medical College at John Paul II Hospital, in Krakow, Poland, commented, "My experience using the CGuard device has been extremely positive. The CARENET study involved an all-comer spectrum of patients and lesion types, making it truly reflective of the CAS population we treat today. While compatible with all types of embolic protection devices, the CGuard may provide an increase in the safety of carotid artery stenting irrespective of the type of protection used due to the ability of the MicroNet to prevent plaque protrusion and late embolization. I have seen the benefit of this device past 30-days, when the carotid stent can safely heal, in absence of any plaque protrusion through the stent struts. The 50 percent decrease in the incidence of new ischemic lesions as compared to traditional carotid non-mesh covered stents was impressive. I look forward to the continued use of the CGuard in my daily practice."

TCT Innovation Session on Late Breaking Early Human Clinical Studies

Comprehensive results from the CARENET trial are being presented by Professor Joachim Schofer, MD, from the Hamburg University Cardiovascular Center, at the Transcatheter Cardiovascular Therapeutics (TCT) Conference in Washington, D.C. today, September 16, 2014. The detailed findings are being presented at 4:01 p.m. ET at the TCT 2014 Innovation Session: Late Breaking Early Human Clinical Studies under the title “Evaluation of a PET Mesh Covered Stent in Patients with Carotid Artery Disease: Results of the First in Man CARENET Trial.”

To view the CARENET trial results presentation please visit InspireMD’s website at www.inspire-md.com

About CGuard EPS

The proprietary CGuard EPS uses the same MicroNet technology featured on the MGuard™ and MGuard Prime™ coronary embolic protection systems. The MicroNet technology is a single fiber knitted mesh wrapped on an open cell stent platform designed to trap debris that can dislodge and travel downstream after a patient is treated with traditional stenting methods. This technology seeks to protect patients from plaque debris and blood clots breaking off and which can lead to life threatening strokes. The size, or aperture, of the MicroNet ‘pore’ is only 150-180 microns in order to maximize protection against the potentially dangerous plaque and thrombus within the carotid artery.

CGuard EPS is CE Mark approved. CGuard EPS, however, is not approved for sales in the U.S. by the U.S. Food and Drug Administration at this time.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM) and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-KT and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contact:

Samantha Wolf

Phone: KCSA Strategic Communications

Email: 212-896-1220

swolf@kcsa.com